Exhibit 99.1

Tellurian business update September 2019

Cautionary statements The information in this presentation includes “forward - looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward - looking statements. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “model,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar expressions are intended to identify forward - looking statements. The forward - looking statements in this presentation relate to, among other things, future contracts and contract terms, the commencement of construction at Driftwood and the timing thereof, and future demand and supply affecting LNG and general energy markets and other aspects of our business and our prospects and those of other industry participants. Our forward - looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to numerous known and unknown risks and uncertainties which may cause actual results to be materially different from any future results or performance expressed or implied by the forward - looking statements. These risks and uncertainties include those described in the “Risk Factors” section of our Annual Report on Form 10 - K for the fiscal year ended December 31, 2018 and our other filings with the Securities and Exchange Commission, which are incorporated by reference in this presentation. Many of the forward - looking statements in this presentation relate to events or developments anticipated to occur numerous years in the future, which increases the likelihood that actual results will differ materially from those indicated in such forward - looking statements. We may not be able to enter into definitive agreements with Petronet LNG on the terms contemplated in the MOU, or with the other parties on slide 8 on the terms contemplated, or at all. Commencement of construction will require substantial amounts of financing in addition to that contemplated by the MOU and related agreements, and Tellurian believes that it may enter into discussions with potential sources of such financing and Petronet LNG in order to achieve commercial terms acceptable to all parties. Accordingly, the definitive agreements contemplated by the MOU, if entered into, may have terms that differ significantly from those set forth in the MOU. The forward - looking statements made in or in connection with this presentation speak only as of the date hereof. Although we may from time to time voluntarily update our prior forward - looking statements, we disclaim any commitment to do so except as required by securities laws. Forward - looking statements 2

Tellurian signs MOU with Petronet LNG 3  On September 21, 2019, Tellurian and Petronet LNG Limited INDIA (“Petronet LNG”) signed a memorandum of understanding (“MOU”) for up to five million tonnes per annum (“mtpa”) of liquefied natural gas (“LNG”) through an equity investment in Driftwood - MOU coincided with the visit of Prime Minister Narendra Modi to Houston and public event with President Donald Trump  Parties have agreed to finalize transaction agreements by March 31, 2020  With MOU update, Driftwood plans to start construction in 2020

# Petronet LNG – premier equity partner

## Key player in major LNG demand center

- Petronet LNG formed as a joint venture in 1998 by the government of India to import LNG and set up regasification terminals in the country
- Publicly traded; 50% owned by India's four major state-owned oil and gas enterprises
- Petronet LNG supplies ~40% of the gas consumption in India
  - Constructed and operates two regasification terminals at Dahej, Gujarat (India's first LNG import terminal) and Kochi, Kerala
- Investment grade credit rating (Moody's: Baa2, at par with India's sovereign rating)

## Petronet LNG ownership structure


Bharat Petroleum
12.5%
GAIL
12.5%
IndianOil
12.5%
ONGC
12.5%
50%
General public

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India gas demand requires significant LNG imports 5 India natural gas demand – primary sources 19 21 32 36 35 31 14 19 23 15 12 3 8 7 15 28 41 61 41 48 70 79 88 95 - 20 40 60 80 100 2018 2020E 2025E 2030E 2035E 2040E Domestic production Contracted LNG Uncontracted LNG mtpa Source: Wood Mackenzie.

Commercial momentum to 3 - plant FID Notes: (1) Represents required equity contribution at $500/tonne. (2) Based on Memorandum of Understanding (MOU) announced September 21, 2019 with volume up to 5 mtpa. 6 (1) (2) retained purchased Driftwood Holdings volume mtpa

Partner Off - take Volume Credit rating (3) Driftwood project Equity investor 1.0 mtpa A+/Aa3/AA - Equity investor (1) Up to 5.0 mtpa Baa2 (Moody’s) Equity investor 2.0 mtpa -- Tellurian Marketing JKM linked 1.5 mtpa A+/Aa3/AA - JKM linked (2) (Equity investment under review) 1.5 mtpa Unrated Growing list of expected partners and customers 7 Notes: (1) Per Memorandum of Understanding. (2) Per Memorandum of Understanding. (3) Parent credit ratings denote S&P/Moody’s/Fitch, unless noted otherwise. Marketing

Driftwood timeline 8 ▪ Fully - wrapped EPC contract ▪ Draft FERC EIS ▪ Final FERC EIS ▪ Final FERC Order ▪ DOE license to export to non - FTA countries ▪ Complete open seasons on pipelines ▪ Executed definitive agreements with Total ▪ Complete capital raise process – Partner & equity funding – Debt syndication ▪ Begin construction ▪ First LNG Milestone Target date November 2017 September 2018 January 2019 April 2019 May 2019 2Q 2019 July 2019 2023 thru 1Q 2020 2020 Finalizing deal documents in 1Q 2020; plan to commence construction in 2020 without affecting timeline for first LNG in 2023

Contact us

- **Kian Granmayeh**
  Director, Investor Relations
  +1 832 320 9293
  kian.granmayeh@tellurianinc.com

- **Joi Lecznar**
  SVP, Public Affairs & Communication
  +1 832 962 4044
  joi.lecznar@tellurianinc.com

Social media

@TellurianLNG

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